UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CHEFS’ WAREHOUSE HOLDINGS, LLC*
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-3031526 (I.R.S. Employer Identification No.)

100 East Ridge Road
Ridgefield, Connecticut	06877
(address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-173445
Securities to be registered pursuant to Section 12(b) of the Act: None

*	Chefs’ Warehouse Holdings, LLC, a limited liability company organized under the laws of the state of Delaware, is the registrant filing this Registration Statement. Prior to the listing of its common stock on The NASDAQ Stock Market LLC, Chefs’ Warehouse Holdings, LLC will be converted into a corporation organized under the laws of the state of Delaware, pursuant to the Delaware Limited Liability Company Act Section 18-216 and the Delaware General Corporation Law Section 265 and renamed The Chefs’ Warehouse, Inc. The common stock to be listed on The NASDAQ Stock Market LLC, and referred to herein, are securities of The Chefs’ Warehouse, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, $0.01 par value per share, of The Chefs’ Warehouse, Inc., a Delaware corporation (the “Company”), to be registered hereunder is set forth under the heading “Description Of Our Capital Stock” in the prospectus included in the Registration Statement on Form S-1 (File No. 333-173445) initially filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2011 (as amended from time to time, the “Registration Statement”), and is hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHEFS’ WAREHOUSE HOLDINGS, LLC
/s/ Christopher Pappas
Christopher Pappas
President and Chief Executive Officer

Date: July 22, 2011